As filed with the Securities and Exchange Commission on March 11, 2016

File No. 001-37589

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

ARMSTRONG FLOORING, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-4303305
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer Identification number)

2500 Columbia Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

(717) 397-0611

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

ARMSTRONG FLOORING, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data of Armstrong Flooring, Inc.” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal and Regulatory Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of Armstrong Flooring, Inc.’s Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Armstrong Flooring, Inc.’s Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Armstrong Flooring, Inc.’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Armstrong Flooring, Inc.’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements and Schedule” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements and Schedule

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements and Schedule” and the financial statements and schedule referenced therein. That section is incorporated herein by reference. All other schedules for which provision is made in the applicable regulation of the U.S. Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.**

2.2	Form of Plan of Division**

3.1	Form of Amended and Restated Certificate of Incorporation of Armstrong Flooring, Inc.**

3.2	Form of Amended and Restated Bylaws of Armstrong Flooring, Inc.**

10.1	Form of Transition Services Agreement by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.**

10.2	Form of Tax Matters Agreement by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.**

10.3	Form of Employee Matters Agreement by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.**

10.4	Form of Trademark License Agreement by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.**

10.5	Form of Transition Trademark License Agreement by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.**

10.6	Form of Campus Lease Agreement by and between Armstrong World Industries, Inc. and Armstrong Flooring, Inc.**

10.7	Form of Armstrong Flooring, Inc. 2016 Directors Stock Unit Plan**

10.8	Form of Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan**

21.1	List of Subsidiaries**

99.1	Information Statement of Armstrong Flooring, Inc., preliminary and subject to completion, dated March 11, 2016*

99.2	Appointment and Stockholder’s Agreement dated as of February 26, 2016 by and among Armstrong Flooring, Inc. and the members of the ValueAct Group named therein.**

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ CHRISTOPHER S. PARISI
	Name:	Christopher S. Parisi
	Title:	Vice President and Secretary

Date: March 11, 2016